UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Below are the final voting results for each of the nominees for director and proposals submitted to a vote of the stockholders of Barnes Group Inc. (the “Company”) at the Company’s 2017 annual meeting of stockholders held on May 5, 2017:

(1)	Election of directors:

Director	For A Term Expiring In	Votes For	Votes Withheld	Broker Non-Votes
Thomas O. Barnes	2018	46,108,214	730,105	3,019,673
Elijah K. Barnes	2018	40,833,580	5,989,967	3,019,673
Gary G. Benanav	2018	45,028,003	1,778,613	3,019,673
Patrick J. Dempsey	2018	46,257,581	572,905	3,019,673
Thomas J. Hook	2018	45,654,231	102,259	3,019,673
Mylle H. Mangum	2018	44,435,146	2,371,090	3,019,673
Hans-Peter Männer	2018	46,225,097	581,677	3,019,673
Hassell H. McClellan	2018	46,433,303	321,777	3,019,673
William J. Morgan	2018	45,995,844	809,022	3,019,673
Anthony V. Nicolosi	2018	46,633,011	104,021	3,019,673
JoAnna L. Sohovich	2018	46,692,014	115,526	3,019,673

(2)	Ratify the Company’s Bylaw amendment allowing proxy access:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,397,529	301,165	159,275	3,019,673

(3)	Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,220,289	469,205	168,475	3,019,673

(4)	Advisory resolution regarding the frequency of holding an advisory vote on the Company’s executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
36,936,008	56,704	9,727,639	137,618	3,019,673

The Company will conduct an advisory vote on executive compensation annually until the next vote on the frequency of the advisory vote on executive compensation.

(5)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,887,733	1,912,692	77,217	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2017	BARNES GROUP INC.
(Registrant)

	By	/s/ JAMES BERKLAS, JR.
James Berklas, Jr.
Senior Vice President, General Counsel and Secretary